UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	REPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James Miller

On February 9, 2021, the Board of Directors (the “Board”) of Recro Pharma, Inc. (the “Company”) appointed James C. Miller to serve as a Class I member of the Board. As a Class I director, Mr. Miller will serve until the earlier of (a) the Company’s 2021 annual meeting of shareholders or (b) his death, resignation, or removal.

Mr. Miller, age 69, served as the founder and president of PharmSource Information Services, Inc., a market intelligence service, from 1996 to February 2018. Since February 2018, Mr. Miller has provided pharmaceutical manufacturing strategy consulting services to various pharmaceutical manufacturing companies. He previously served as a consultant in corporate strategy at the Boston Consulting Group and as an economist at The World Bank. Mr. Miller has served on the advisory boards of Ajinomoto Biopharma Services, a contract development and manufacturing organization, and C-Squared Pharma, a generic active pharmaceutical ingredient supplier. Mr. Miller received a BA in International Studies and Economics from American University, a Masters of Regional Planning at the University of North Carolina, Chapel Hill and an MBA from Stanford University Graduate School of Business.

The Board has determined that Mr. Miller is independent under applicable Nasdaq listing rules. No family relationships exist between Mr. Miller and any of the Company’s directors or other executive officers. There are no arrangements or understandings between Mr. Miller and any other person pursuant to which Mr. Miller was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Miller had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Miller’s appointment, the Board granted him an option to purchase 20,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) under the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Appointment Option”). The Appointment Option will vest in three equal annual installments, beginning on February 9, 2022, subject to Mr. Miller’s continuous service with the Company.

In accordance with the Company’s non-employee director compensation program, Mr. Miller will receive an annual base retainer of $40,000 paid in quarterly installments for his service on the Board. Mr. Miller will also receive an annual award of an option to purchase shares of Common Stock having an aggregate fair value on the date of grant of $65,000, and an annual award of restricted stock units having an aggregate fair value on the date of grant of $70,000, each of which will vest on the first anniversary of the date of grant, subject to Mr. Miller’s continuous service with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 16, 2021	RECRO PHARMA, INC.

	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr.
President and Chief Executive Officer